Exhibit 99.1

Press Release

Exar Corporation Announces Departure of President & Chief Executive Officer and Preliminary Fiscal 2016 Second Quarter Financial Results

Fremont, CA – October 20, 2015 – Exar Corporation (NYSE: EXAR), a leading supplier of high-performance integrated circuits and system solutions, today announced that its Board of Directors has appointed Chairman of the Board, Richard L. Leza, as interim President and Chief Executive Officer. Mr. Leza’s appointment follows a mutual agreement by the Company’s Board of Directors and Louis DiNardo that he will step down as President and Chief Executive Officer and as a member of the Board of Directors.

As interim President and Chief Executive Officer, Mr. Leza will work closely with Exar’s executive team and Board of Directors to oversee the Company’s ongoing operations and strategic initiatives. The Board will immediately commence a search for a permanent replacement for the President and Chief Executive Officer. Mr. Leza will continue to serve as a member of the Board of Directors.

“On behalf of the Board of Directors, I want to thank Lou for his many contributions to Exar and wish him the best,” said Richard Leza.

Exar also reported preliminary second quarter fiscal year 2016 non-GAAP revenue of approximately $37 million and non-GAAP earnings per share of $0.06.

The Company will provide a business update and discuss its second quarter fiscal year 2016 financial and operating results details on its earnings conference call already scheduled for Thursday, November 5, 2015.

Forward-Looking Statements and Non-GAAP Measures

Except for historical information contained herein and matters discussed in relation to this press release contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In particular, the statements regarding the demand for our products and the anticipated trends in our sales and profits, future opportunities that are available to the Company, existence of any viable strategic alternatives and whether any future decisions by the Company will enhance stockholder value, are forward-looking statements. The forward-looking statements are dependent on certain risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed herein. For a discussion of these risks and uncertainties, the Company urges investors to review in detail the risks and uncertainties and other factors described in its Securities and Exchange Commission, or SEC, filings, including, but not limited to, the “Risk Factors”, “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our public reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 29, 2015 which are on file with the SEC and are available on our Investor webpage and on the SEC website at www.sec.gov, and the risks and uncertainties of whether any strategic alternative will be identified by the Board of Directors, whether it will be pursued, whether it will receive Board of Directors and stockholder approval if necessary, whether it will be consummated and, if consummated, whether it will enhance value for all stockholders of Exar. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

There can be no assurance that Exar’s review of strategic alternatives will result in any specific action. Exar does not currently intend to disclose further developments with respect to this process unless and until its Board of Directors approves a specific action or otherwise concludes the review of strategic alternatives.

The Company’s non-GAAP measures exclude charges related to stock-based compensation, amortization of acquired intangible assets and inventory step-up, impairment charges, technology licenses, restructuring charges and exit costs which include costs for personnel whose positions have been eliminated as part of a restructuring or are in the process of being eliminated as part of the discontinuation of a product line, provisions for dispute resolutions, merger and acquisition and related integration costs, certain income tax benefits and credits, certain warranty charges, net change in the fair value of contingent consideration, the write-down of deferred revenue under business combination accounting, and related income tax effects on certain excluded items. The Company excludes these items primarily because they are significant special expense and gain estimates, which management separates for consideration when evaluating and managing business operations. The Company’s management uses non-GAAP net income and non-GAAP earnings per share to evaluate its current operating results and financial results and to compare them against historical financial results. Management believes these non-GAAP measures are useful to investors because they are frequently used by securities analysts, investors and other interested parties in evaluating the Company and provides further clarity on its profitability.

In addition, the Company believes that providing investors with these non-GAAP measurements enhances their ability to compare the Company’s business against that of its many competitors who employ and disclose similar non-GAAP measures. This financial measure may be different from non-GAAP methods of accounting and reporting used by the Company’s competitors to the extent their non-GAAP measures include or exclude other items. The presentation of this additional information should not be considered a substitute for net income or net income per diluted share or other measures prepared in accordance with GAAP.

About Exar

Exar Corporation designs, develops and markets high performance integrated circuits and system solutions for the industrial & embedded systems communications, high-end consumer and infrastructure markets. Exar's broad product portfolio includes analog, display, LED lighting, mixed-signal, power management, connectivity, data management and video processing solutions. Exar has locations worldwide providing real-time customer support. For more information, visit http://www.exar.com.

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Press Contact:

Exar Media Relations

Phone: 510-668-7000

press@exar.com

Investor Relations:

Ryan Benton, SVP and CFO

Phone: 510-668-7201

Email: investorrelations@exar.com